EXHIBIT 10.3

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

           EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of January 28, 2005, by and among Zeus Holdings Limited (the "PARENT"), a Bermuda corporation, Intelsat, Ltd. (the "COMPANY"), and the individual set forth on ATTACHMENT 1 (the "EXECUTIVE").

           WHEREAS, pursuant to the transactions contemplated by the Transaction Agreement and Plan of Amalgamation among the Company, Intelsat (Bermuda), Ltd., the Parent, Zeus Merger One Limited and Zeus Merger Two Limited dated as of August 16, 2004 (the "TRANSACTION AGREEMENT"), the Company will become a wholly owned subsidiary of the Parent;

           WHEREAS, the Executive is currently employed by the Company pursuant to the Prior Agreements as identified on ATTACHMENT 1; and

           WHEREAS, subject to the consummation of the transactions contemplated by the Transaction Agreement, the Company desires to employ the Executive on a full-time basis and the Executive desires to be so employed by the Company;

           NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein (including, without limitation, the Company's employment of the Executive and the advantages and benefits thereby inuring to the Executive) and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

           1. EFFECTIVENESS OF AGREEMENT AND EMPLOYMENT OF THE EXECUTIVE.

     1.1 EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the Closing (as defined in the Transaction Agreement); PROVIDED, HOWEVER, that in the event that the transactions contemplated by the Transaction Agreement are formally abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

           1.2 EMPLOYMENT BY THE COMPANY. The Company hereby employs the Executive in the position set forth on ATTACHMENT 1 and the Executive hereby accepts such employment with the Company as of the Closing. During the Employment Period (as defined in Section 3), the Executive shall directly and exclusively report to, and perform such duties and services for the Company (including supervising the Company's investment in its subsidiaries and affiliates (such subsidiaries and affiliates, collectively, "AFFILIATES")), as may be designated from time to time by the individual specified on ATTACHMENT 1, or such other person designated by the Company. During the Employment Period, the Executive shall devote all of his business time and attention to his employment under this Agreement; PROVIDED, HOWEVER, that the Executive may continue to engage in the outside activities set forth on ATTACHMENT 1 during the Employment Period. The Executive acknowledges that he shall be required to travel on business in connection with the performance of his duties hereunder.

           1.3 LOCATION. During the Employment Period, the Executive's principal place of employment shall be Washington, D.C.; PROVIDED, HOWEVER, that it is the parties' current intention that the Executive will spend an appropriate amount of time working at the Company's headquarters, currently located in Bermuda, in order to fulfill his duties.


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           2. COMPENSATION AND BENEFITS.

           2.1 (a) SALARY. During the Employment Period, the Company shall pay the Executive for services during his employment under this Agreement a base salary of no less than the annual rate set forth on ATTACHMENT 1 ("BASE SALARY"). The Base Salary received by the Executive shall be reviewed by the Compensation Committee of the Board of the Company and, following an initial public offering of the Company or a direct or indirect subsidiary or parent of the Company, the Compensation Committee of the Board of the Company or such parent or subsidiary to be publicly-traded pursuant to such initial public offering (such applicable committee, the "COMPENSATION COMMITTEE") no less frequently than annually. Any and all increases to the Executive's Base Salary shall be determined by the Compensation Committee, in its sole discretion. During the Employment Period, such Base Salary shall be payable in equal biweekly installments pursuant to the Company's customary payroll policies in force at the time of payment, less any required or authorized payroll deductions. The Base Salary may be increased, but not decreased, during the Employment Period.

           (b) ANNUAL BONUS. For each fiscal year during the Employment Period, the Executive shall be eligible to receive an annual discretionary bonus with a maximum amount (the "MAXIMUM BONUS AMOUNT") up to the percentage of his Base Salary set forth on ATTACHMENT 1, subject to his satisfaction of objective performance criteria that have been pre-established by the Compensation Committee in a consistent manner with those of other senior executives of the Company. For each fiscal year during the Employment
Period, the Compensation Committee may award an additional bonus, in its sole discretion, to the Executive of up to 50% of the Executive's Maximum
Bonus Amount, in the event of the Executive's significant out-performance of objective performance criteria that have been pre-established by the Compensation Committee. During the Employment Period, the Executive also will be eligible to participate in any deferred compensation plan that is sponsored by the Company in accordance with its terms.

           (c) EQUITY COMPENSATION. (i) EXISTING EQUITY. The options granted to the Executive under the Intelsat, Ltd. 2001 Share Option Plan (the "2001 PLAN OPTIONS") and the Intelsat, Ltd. 2004 Share Incentive Plan (the "2004 PLAN OPTIONS"), and the restricted shares granted to the Executive (the "RS"), all of which are listed on Schedule 1 hereto and continue to be outstanding as of the Closing, shall be treated as of the Closing as set forth herein, notwithstanding the provisions of the Transaction Agreement:

          (A) Each of the Executive's 2001 Plan Options shall be cancelled in exchange for a cash payment, as soon as practicable following the Closing, equal to the aggregate Spread (as defined in Section 2.1(c)(i)(D) below) of such options, less applicable withholding taxes.

          (B) The Executive's 2004 Plan Options shall be cancelled in exchange for a cash payment, as soon as practicable following the Closing, equal to the aggregate Spread of the options so cancelled, less applicable withholding taxes.


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          (C)  Each of the Executive's RS shall be cancelled in exchange for a cash payment, as soon as practicable following the Closing, equal to $18.75 per share subject to the RS.

          (D) The "SPREAD" of a 2001 Plan Option or a 2004 Plan Option shall mean the excess, if any, of (i) $18.75 over (ii) the per-share exercise price thereof.

          (ii) PURCHASED PARENT SHARES. 64.02716% of the after-tax proceeds payable to the Executive upon the Closing pursuant to each of clauses (B) and
(C) of Section 2.1(c)(i) shall be applied to purchase shares of common stock of the Parent ("COMMON PARENT SHARES") and Series A 9.75 percent preferred stock of the Parent ("PREFERRED PARENT SHARES") at the same price per share and in the same proportion that the Investors (as defined in Section 2.1(c)(iii)(C)) purchase such shares (such purchased Common Parent Shares and Preferred Parent Shares,"PURCHASED PARENT SHARES").

           (iii)NEW PARENT RESTRICTED SHARES. The Executive shall receive a grant of a number of restricted Common Parent Shares as set forth on ATTACHMENT 1 ("NEW PARENT RESTRICTED SHARES") at or as soon as practicable following the Closing, having the terms and conditions provided below and such other terms and conditions not inconsistent therewith as may be provided for in the plan under which they are granted. The New Parent Restricted Shares shall provide that upon payment of any cash distribution or dividend on the Common Parent Shares to Parent shareholders generally, the holder of such New Parent Restricted Shares shall have credited to an escrow account an amount equal to the amount of cash (which cash amount shall be credited with interest at the lesser of the interest rate applicable to the Parent's revolving credit agreement, as in effect from time to time, or 5% compound interest per annum) or other property that would have been distributed to the Executive had the New Parent Restricted Shares not been subject to restriction, which escrow account shall be distributable as of, and will be distributed to the Executive as soon as practicable following (subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE")), the date upon which such New Parent Restricted Shares vest. It shall be a condition to the Executive's receipt of New Parent Restricted Shares that he become a party to the Shareholders Agreement by and among the Parent and the Shareholders named therein as in effect as of the Closing (the "SHAREHOLDERS AGREEMENT"). The Executive acknowledges that the New Parent Restricted Shares will be subject to the terms and conditions set forth in this Agreement and shall be subject to a substantial risk of forfeiture and restrictions on transferability.

           (A) TIME-VESTING SHARES. 40.9 percent of the New Parent Restricted Shares granted to the Executive hereunder (the "TIME-VESTING SHARES") shall vest over sixty months with 10% of the Time Vesting Shares vesting on the first day of the 7th month following the Closing and the remainder of the Time Vesting Shares vesting in fifty-four equal months installments of 1.66% commencing on the first day of the 8th month following the Closing, subject to the Executive's continued employment on the date of vesting and to Section 4 below. Subject to the Executive's continued employment, notwithstanding the foregoing, if "private equity investors" own less than 40% of the aggregate equity interests, measured by vote and value of the Parent ("PRIVATE EQUITY DILUTION"), then the Time Vesting Shares will become fully vested on the later to occur of (x) the third anniversary of the Closing or (y) twelve months following the transaction which causes the Private Equity Dilution. For purposes of this Section


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2.1(c)(iii)(A), "private equity investors" shall mean the Investors (as defined below) and any other similar entities or divisions of entities which are similar type private equity investors including, without limitation, entities which provide venture capital or long-term share capital in exchange for an ownership interest in another entity.

           (B) PERFORMANCE SHARES. An additional 40.9 percent of the New Parent Restricted Shares granted to the Executive hereunder shall vest (less any such percent of shares that have already vested) if and when the Investors have received a Cumulative Total Return as set forth below (the "CUMULATIVE TOTAL RETURN GOAL") between 2.5 to 3 times the amount invested by the Investors collectively during the applicable period over which Cumulative Total Return Goal is measured (the "PERFORMANCE PERIOD"), subject to the Executive's continued employment as of the date, if any, that such Cumulative Total Return is reached and to Section 4 below. The remainder of the New Parent Restricted Shares granted to the Executive hereunder shall vest (less any such percent of shares that have already vested) if and when the Investors have received a Cumulative Total Return between 4 to 4.5 times the amount invested by the Investors collectively during the Performance Period, subject to the Executive's continued employment as of the date, if any, that such Cumulative Total Return is reached and to Section 4 below (together with the New Parent Restricted Shares described in the immediately preceding sentence, the "PERFORMANCE SHARES"). If the Performance Shares remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited upon such anniversary. If the Cumulative Total Return is between 2.5 to 3 times or 4 to
4.5 times the amount invested by the Investors, respectively, the number of Performance Shares which shall vest shall be interpolated and rounded to the nearest whole share.

           (C) CUMULATIVE TOTAL RETURN. The "CUMULATIVE TOTAL RETURN" means the sum (net of all transaction and valuation costs) of (i) all dividends and other distributions (including management fees) paid to the Investors with respect to Common Parent Shares and Preferred Parent Shares, (ii) the gross proceeds of any sale of Common Parent Shares and Preferred Parent Shares by any of the Investors, and (iii) solely for purposes of determining Cumulative Total Return as of the eighth anniversary of the Closing, the fair market value of the Common Parent Shares and Preferred Parent Shares held by the Investors on the eighth anniversary of the Closing (the "FAIR MARKET VALUE"), which will be determined by the Compensation Committee in its sole reasonable discretion. Notwithstanding anything in this Agreement to the contrary, upon a corporate transaction in which all of the Common Parent Shares and Preferred Parent Shares are converted into the right to receive cash, Cumulative Total Return shall be finally determined and there shall be no further opportunity to vest in any Performance Shares. The "INVESTORS" means each of the members of the Investor Group as defined in the Shareholders Agreement.

           (D) ADJUSTMENT. In the event of any stock split, reverse stock split, dividend, merger, consolidation, recapitalization or similar event affecting the capital structure of the Parent, the number and kind of shares (or other property, including without limitation cash) subject to the New Parent Restricted Shares shall be equitably adjusted to prevent the dilution or enlargement of the value of the Executive's New Parent Restricted Shares (taking into account the amounts set aside in the escrow account as a result of such event).

           (d) EXPATRIATE BENEFITS AND PERQUISITES. During the Employment Period, the Executive shall be entitled to the expatriate benefits and perquisites set forth on ATTACHMENT 1.


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           (e) TRANSACTION-RELATED BONUS. The Executive shall be eligible to receive a cash bonus, based upon the achievement of the goals set forth in
Schedule 2 hereto (the "PERFORMANCE GOALS"), in accordance with the terms of such schedule, which shall be payable on the Closing with respect to the Performance Goals that are achieved and verified as of the Closing, and as soon as practicable following the date that such Performance Goals are achieved and verified during the Employment Period with respect to any other Performance Goals. For the avoidance of doubt, and notwithstanding anything herein to the contrary, any bonus payable pursuant to this Section 2.1(e) shall not be taken into account in computing any benefits under any plan, program or arrangement of the Company or its Affiliates.

           (f) BENEFITS. During the Employment Period, the Executive shall be eligible to participate, on the same basis and at the same level as other similarly situated senior executives of the Company generally, in any group insurance, hospitalization, medical, vision, health and accident, disability, life insurance and enhanced executive life insurance, fringe benefit and retirement plans or programs of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof (including eligibility provisions relating to pre-privatization and post-privatization employment status). The Executive shall receive credit for service prior to the Closing for all purposes to the extent provided in Section 3.8(b) of the Transaction Agreement. During the Employment Period, the Executive shall be entitled to a number of days of vacation time annually as set forth on ATTACHMENT 1, consistent with the Company's policies at such time as may be mutually agreed by the parties hereto.

           (g) EXPENSES. During the Employment Period, pursuant to the Company's customary reimbursement policies in force at the time of payment, the Executive shall be promptly reimbursed, subject to the Executive's presentation of vouchers or receipts therefor, for all expenses incurred by the Executive on behalf of the Company in the performance of the Executive's duties hereunder.

           (h) EXECUTIVE AUTOMOBILE BENEFITS. During the Employment Period, the Company shall continue to provide the Executive with automobile benefits consistent with the level of such benefits as in effect on the date hereof.

           3. EMPLOYMENT PERIOD. The Executive's employment under this Agreement shall commence as of the Closing, and shall terminate on the first anniversary thereof, unless terminated earlier pursuant to Section 4 (the "INITIAL EMPLOYMENT PERIOD"). Unless written notice of either party's desire to terminate this Agreement has been given to the other party at least ninety days but no more than one hundred and twenty days prior to the expiration of the Initial Employment Period (or any renewal thereof contemplated by this sentence), the term of the Executive's employment hereunder shall be automatically renewed for successive one-year periods (such term, including the Initial Employment Period, as it may be extended, the "EMPLOYMENT PERIOD"). A notice of non-renewal provided by the Company shall be treated as a termination by the Company without Cause for purposes of Sections 4.4(a), (b), (c) and (d) (and the Company shall have no additional obligation other than the payment of the Executive's earned but unpaid compensation through the effective date of such termination, except as otherwise required by law or the terms of the Company's benefit plans), and a notice of non-renewal provided by the Executive shall be treated as a termination by the Executive without Good Reason for purposes of Section 4.6.


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           4. TERMINATION AND FORFEITURE OF PAYMENTS AND BENEFITS.

           4.1 TERMINATION BY THE COMPANY FOR CAUSE. The Executive's employment with the Company may be terminated at any time by the Company for Cause. Upon such a termination, the Company shall have no obligation to the Executive pursuant to this Agreement other than the payment of the Executive's earned and unpaid compensation through the effective date of such termination, except as otherwise required by law or by the terms of the Company's benefit plans. All New Parent Restricted Shares (and the related escrow account) that have not yet been vested (or paid, as applicable) as of the date of termination, shall be forfeited as of the date of termination. Any Purchased Parent Shares may be repurchased by the Company at any time following such termination of employment at a price per Purchased Parent Share equal to the lesser of (i) the greater of
(x) the Fair Market Value of such Purchased Parent Share on the date of the most recent valuation prior to such termination minus (y) the value of any dividends, distributions, or dividend equivalents previously paid to the Executive in respect of such Purchased Parent Share (subject to equitable adjustment in Parent's discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) or $0, or (ii) (x) the amount paid by the Executive to purchase such Purchased Parent Share minus (y) the value of any dividends, distributions, or dividend equivalents previously paid to the Executive in respect of such Purchased Parent Share (subject to equitable adjustment in Parent's discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) but in no event less than $0, and any Common Parent Shares held by the Executive as a result of the vesting of New Parent Restricted Shares shall be cancelled and no payment shall be made to the Executive for such Common Parent Shares.

           For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) the Executive's failure to perform materially his duties under the Agreement (other than by reason of illness or disability), (ii) the Executive's commission of, or plea of no contest to, a felony or his commission of, or plea of no contest to, any other crime involving moral turpitude or his commission of a material dishonest act or fraud against the Company or any of its Affiliates, (iii) any act or omission by the Executive that is the result of his misconduct or gross negligence and that is, or may reasonably be expected to be, materially injurious to the financial condition, business or reputation of the Company or any of its Affiliates, or (iv) the Executive's breach of any material provision of this Agreement. Any such occurrence described in clause
(i) or (iv) of the preceding sentence that is curable shall constitute "CAUSE" only after the Company has given the Executive written notice of, and twenty
(20) business days' opportunity to cure, such violation, and then only if such occurrence is not cured.

           4.2 PERMANENT DISABILITY. If, during the Employment Period, the Executive becomes disabled within the meaning of the Company's applicable long-term disability plan, the Company shall have the right to terminate the Executive's employment with the Company upon written notice to the Executive. Upon such a termination, the Company shall have no obligation to the Executive other than to pay the Executive's earned and unpaid compensation through the effective date of such termination and to treat the New Parent Restricted Shares as described below in this Section 4.2, except as otherwise required by law or by the terms of the Company's benefit plans. Any Time-Vesting Shares (and the related escrow account) that are not vested as of the date of termination shall vest as of the date of termination. If the Performance Shares (and the related escrow account) are not vested as of the date of termination, the Performance Shares


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(and the related escrow account) will remain outstanding and if the Investors meet the Cumulative Total Return Goal prior to the eighth anniversary of the Closing, the Executive will vest in a number of Performance Shares (and the related escrow account), at such time as each applicable Cumulative Total Return Goal is met, equal to the difference between (1) the product of (x) the total number of Performance Shares which would have been vested as of the date of the determination had the Executive remained employed through such date and
(y) a fraction, the numerator of which is the period of time that the Executive was employed by the Company from the Closing and the denominator of which is the period of time from the Closing until the applicable Cumulative Total Return Goal is met, and (2) any Performance Shares that already vested. All other Performance Shares (and the related escrow account) will be forfeited. If the Performance Shares (and the related escrow account) remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited.
Section 4.4(d) shall apply to Company repurchases of Common Parent Shares held by the Executive as a result of the vesting of New Parent Restricted Shares and to Company repurchases of Purchased Parent Shares. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may permit the vesting of any Performance Shares (and the related escrow account) that are not vested as of the date of termination.

           4.3 DEATH. The Executive's employment with the Company shall terminate automatically upon the death of the Executive and the Company shall have no obligation to the Executive or the Executive's estate other than to pay the Executive's earned and unpaid compensation through the date of the Executive's death, and to treat the New Parent Restricted Shares as described below in this Section 4.3, except as otherwise required by law or by the terms of the Company's benefit plans. Any Time-Vesting Shares (and the related escrow account) that are not vested as of the date of death shall vest as of the date of death. If the Performance Shares (and the related escrow account) are not vested as of the date of death, the Performance Shares (and the related escrow account) will remain outstanding and if the Investors meet the Cumulative Total Return Goal prior to the eighth anniversary of the Closing, the Executive will vest in a number of Performance Shares (and the related escrow account), at such time as each applicable Cumulative Total Return Goal is met, equal to the difference between (1) the product of (x) the total number of Performance Shares which would have been vested as of the date of the determination had the Executive remained employed through such date and (y) a fraction, the numerator of which is the period of time that the Executive was employed by the Company from the Closing and the denominator of which is the period of time from the Closing until the applicable Cumulative Total Return Goal is met, and (2) any Performance Shares that already vested. All other Performance Shares (and the related escrow account) will be forfeited. If the Performance Shares (and the related escrow account) remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited. Section 4.4(d) shall apply to the Company repurchases of Common Parent Shares held by the Executive as a result of the vesting of New Parent Restricted Shares and to Company repurchases of Purchased Parent Shares. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may permit the vesting of any Performance Shares (and the related escrow account) that are not vested as of the date of termination.

           4.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Executive's employment with the Company may be terminated at any time by the Company without Cause. In such event, the Executive shall have the rights set forth in the subparagraphs below.


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           (a) SEVERANCE. Subject to the Executive's continued compliance with his obligations under this Agreement, the Company shall have no obligation to the Executive other than: (i) the payment of the Executive's earned and unpaid compensation through the effective date of such termination; (ii) the payment of any deferred bonus, subject to the provisions of Section 409A of the Code; (iii) the payment of an amount equal to the sum of the Executive's annual Base Salary plus the Executive's Maximum Bonus Amount (as in effect as of the date of termination), 50% of which shall be paid to the Executive upon the first business day following the six month anniversary of the date of termination of employment and the remainder of which shall be paid to the Executive in equal installments each month thereafter for six months; (iv) treatment of the New Parent Restricted Shares (and, if applicable, Purchased Parent Shares) as described below in Section 4.4(b), (c) and (d); (v) subject to the provisions of
Section 409A of the Code, immediate payout of benefits previously accrued under the Company's Supplemental Executive Retirement Plan and (vi) executive outplacement benefits, except as otherwise required by law or by the terms of the Company's benefit plans (excluding severance plans); PROVIDED, that in the event that such termination is within six months following the Closing, (A) in lieu of the benefit set forth in clause (iii), the Company shall pay the Executive a lump sum cash amount equal to the product of (x) the multiple set forth on ATTACHMENT 1 and (y) the sum of the Executive's annual base salary and the Executive's target bonus amount (each, as in effect as of immediately prior to the Closing), (B) in lieu of the benefit set forth in clause (iv) with respect to any Purchased Parent Shares, any Purchased Parent Shares shall be returned to the Company in exchange for a refund of the full purchase price within 30 days following such return and (C) in lieu of the benefit set forth in clause (iv) with respect to any Purchased Parent Shares, the Executive will be paid a lump sum cash amount within 30 days following the date of termination of employment equal to any amount withheld by the Company in connection with any
Section 83(b) election made by the Executive with respect to the New Parent Restricted Shares; PROVIDED, FURTHER, that in the event that such termination is on or after the date that is six months after the Closing but prior to the first anniversary of the Closing, in lieu of the benefit set forth in clause (iii) and the benefits set forth in clause (A) in the immediately preceding proviso, the Company shall pay the Executive over a 24-month period in equal monthly installments the product of (x) two and (y) the sum of the Executive's annual Base Salary plus the Executive's Maximum Bonus Amount (as in effect as of the date of termination). In the event that the Executive is eligible to receive the severance benefits provided for by this Section 4.4(a), the Executive shall not be eligible to receive severance benefits under any other Company plan, policy, or agreement.

           (b) TIME-VESTING SHARES. Any unvested Time-Vesting Shares (and the related escrow account) shall be forfeited as of the date of termination; PROVIDED, that if the termination without Cause occurs within the six-month period after a Change of Control (as defined in Section 4.8 below), all unvested Time-Vesting Shares (and the related escrow account) shall vest as of the date of termination.

           (c) PERFORMANCE SHARES. If the Performance Shares (and the related escrow account) are not vested as of the date of termination, they shall remain outstanding until the 180th day following the date of termination, and if still unvested as of such day, shall be forfeited; PROVIDED, that in the event that such termination is within six months following a merger of the Company with or into, an acquisition by the Company of, or an acquisition of the Company by, any of the entities set forth on EXHIBIT 3 or any transaction involving the Company's subsidiaries


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to effectuate the foregoing, the Performance Shares (and the related escrow account) will remain outstanding and if the Investors meet the Cumulative Total Return Goal prior to the eighth anniversary of the Closing, the Executive will vest in a number of Performance Shares (and the related escrow account), at such time as each applicable Cumulative Total Return Goal is met, equal to the difference between (1) the product of (x) the total number of Performance Shares which would have been vested as of the date of the determination had the Executive remained employed through such date and (y) a fraction, the numerator of which is the period of time that the Executive was employed by the Company from the Closing and the denominator of which is the period of time from the Closing until the applicable Cumulative Total Return Goal is met, and (2) any Performance Shares that have already vested. All other Performance Shares (and the related escrow account) will be forfeited. If the Performance Shares (and the related escrow account) remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited.

           (d) REPURCHASE RIGHT. Any (i) Common Parent Shares held by the Executive as a result of the vesting of New Parent Restricted Shares may be repurchased by the Company at any time during the two-year period following (x) the date of termination of employment in the event such Common Parent Shares were vested as of such termination and (y) the vesting of Common Parent Shares in the event such vesting occurred after the date of termination of employment, and (ii) Purchased Parent Shares may be repurchased by the Company at any time following the second anniversary of the date of termination of employment, each at a price per share equal to the Fair Market Value of such share as determined on the date of the most recent valuation prior to such termination, PROVIDED, that Common Parent Shares vesting after termination of employment shall be purchased at a price per share equal to the Fair Market Value of such share as determined on the date of the most recent valuation prior to the applicable vesting event.

           4.5 TERMINATION BY THE EXECUTIVE FOR GOOD REASON. (a) During the Employment Period, the Executive's employment with the Company may be terminated by the Executive for Good Reason, if the Executive provides the Company with notice within 90 days following the Executive's knowledge of the event constituting Good Reason. In the event that the Executive terminates his employment with the Company for Good Reason, the Executive shall be entitled to the same payments and benefits that he would have been entitled to receive under
Section 4.4 if his employment had been terminated by the Company without Cause and the Company shall be entitled to the repurchase rights thereunder.

           (b) For purposes of this Agreement, the term "GOOD REASON" shall mean any of the following conditions or events without the Executive's prior consent:
(i) a material diminution of the Executive's position or responsibilities that is inconsistent with the Executive's title (PROVIDED that (x) any change in the Executive's position or responsibilities that occurs as a result of a corporate transaction or (y) any change in the Executive's position or responsibilities pursuant to an internal reorganization, in each case, following which the Executive's level of position at the Company is not materially diminished shall not give rise to Good Reason under clause (i) or (ii) of this definition), (ii) a material breach by the Company of any terms of the Agreement, (iii) a reduction in the Executive's base salary or bonus potential other than as provided in ATTACHMENT 1, or the failure to pay the Executive any material amount of compensation when due, or, (iv) a relocation of the Executive's principal place of business more than fifty (50) miles away from the location set forth as the Executive's principal place of business in Section 1.3. Any such occurrence shall constitute "GOOD REASON" only after the Executive has given the Company written notice of, and twenty (20) business days' opportunity to cure, such violation, and then only if such occurrence is not cured.

           4.6 TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may voluntarily resign from his employment with the Company without Good Reason, PROVIDED that the Executive shall provide the Company with ninety (90) days' advance written notice (which notice requirement may be waived, in whole or in part, by the Company in its sole discretion) of his intent to terminate. Upon such a termination, the Company shall have no obligation other than the payment of the Executive's earned but unpaid compensation through the effective date of such termination, except as otherwise required by law or by the terms of the Company's benefit plans. All unvested New Parent Restricted Shares shall be immediately forfeited. Any Common Parent Shares held by the Executive as a result of the vesting of New Parent Restricted Shares and any Purchased Parent Shares may be repurchased by the Company at any time following such termination of employment at a purchase price per share equal to the lesser of (i) the greater of (x) the Fair Market Value of such share on the date of the most recent valuation prior to such termination minus (y) the value of any dividends, distributions, or dividend equivalents previously paid to the Executive in respect of such share (subject to equitable adjustment in Parent's discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) or $0, or (ii) (x) Fair Market Value at Closing based on the Valuation Research valuation as of Closing (for Common Parent Shares held by the Executive as a result of the vesting of New Parent Restricted Shares) or the amount paid by the Executive to purchase such Purchased Parent Shares (for Purchased Parent Shares) minus (y) the value of any dividends, distributions, or dividend equivalents previously paid to the Executive in respect of such share (subject to equitable adjustment in Parent's discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) but in no event less than $0.

           4.7 RELEASE OF CLAIMS AND COOPERATION. As a condition to receiving the payments set forth in Section 4.4 or Section 4.5 upon a termination by the Company without Cause (or upon a notice of non-renewal by the Company) or by the Executive for Good Reason, the Executive shall be required to execute and not revoke a waiver and release of claims in favor of the Company and its Affiliates, in the form attached hereto as Exhibit A and, for a 180-day period following such employment termination, shall make himself reasonably available to provide transition services and consultation to the Company, subject to his other business and personal commitments.

           4.8 DEFINITION OF CHANGE OF CONTROL. A "CHANGE OF CONTROL" shall mean
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) not affiliated with the Parent or its owners immediately prior to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50%, indirectly or directly, of the equity vote of the Parent (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) or (ii) consummation of an amalgamation, a merger or consolidation of the Parent or any direct or indirect subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of the Parent following which the voting securities of the Parent that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the entity that owns substantially all of the Parent's assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof) at least 50% of the combined voting power of the securities of the Parent or, if the Parent is not the surviving entity, such surviving entity (or the entity that owns substantially all of the Parent's assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction.

           4.9 RESIGNATION. Upon a termination of employment, the Executive will upon the Company's request resign from all boards of directors and officer positions of the Company and any of its Affiliates.

           5. COVENANTS.

           5.1 The Executive understands that, in the course of his or her employment with the Company, he or she will be given access to confidential information and trade secrets including, but not limit to, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flowcharts, research, development, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, business plans, merger or acquisition investigations, customer names and other information relating to customers, price lists, pricing policies, and financial information ("CONFIDENTIAL INFORMATION"). Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. The Executive agrees that during his employment by the Company and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose, or transfer any Confidential Information to any person or entity, or utilize any Confidential Information for any purpose, except in the course of the Executive's work for the Company. The Executive agrees to turn over all copies of Confidential Information in his control to the Company upon request or upon termination of his employment with the Company. For purposes of this Section 5.1, the "Company" shall include Affiliates of the Company. The Executive agrees to enter into as of the Closing the Company's general Conflict of Interest and Confidentiality Agreement set forth on EXHIBIT B.

           5.2 The Executive agrees that, during his employment with the Company and for one (1) year thereafter (the "RESTRICTED PERIOD"), he will not, either directly or indirectly, hire Company employees or former employees (which shall for this purpose include any individual employed by the Company at any point during the year preceding such hiring), induce, persuade, solicit or attempt to induce, persuade, or solicit any of the Company's employees to leave the Company's employ, nor will he help others to do so. This means, among other things, that if the Executive's employment with the Company terminates (whether voluntarily or involuntarily), he shall refrain for one (1) year from giving any person or entity the names of his former, fellow employees or any information about them, as well as refrain from in any way helping any person or entity hire any of his former, fellow employees away from the Company. This shall not be construed to prohibit general solicitations of employment through the placing of advertisements. For purposes of this Section 5.2, Company shall include Affiliates of the Company.

           5.3 The Executive agrees that, during the Restricted Period, he shall not, without the prior written consent of the Board, engage in or become associated with any business or other endeavor engaged in or competitive with the businesses (the "PROTECTED BUSINESSES") conducted by the Company or its Affiliates (which Protected Businesses include, without limitation, the provision of FSS services on a retail basis, a wholesale basis and on a distributor basis); provided, that, the Protected Businesses shall not include any other businesses of an entity (i) directly or indirectly owned or controlled by any Investor (unless those businesses are businesses of the Company or any of its Subsidiaries or businesses of other entities in which the Company, directly or indirectly, owns 20% or more of the equity interests) or (ii) in which the Company, directly or indirectly, owns less than 20% of the equity interests. For these purposes, the Executive shall be considered to have become "associated with" a business or other endeavor if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in that business. The foregoing shall not be construed to forbid the Executive from making or retaining investments in less than one percent of the equity of any entity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

           5.4 The Executive agrees that during and after his employment by the Company, the Executive will assist the Company and its Affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against the Company or any of its Affiliates in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "PROCEEDING"), and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or any of its Affiliates in any Proceeding, to the extent that such claims may relate to the Executive's employment or the period of the Executive's employment by the Company. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or otherwise) of the Company or any of its Affiliates (or their actions), regardless of whether a lawsuit has then been filed against the Company or any of its Affiliates with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including lost wages or other benefits, travel expenses and any attorneys' fees.

           5.5 The Company and the Executive acknowledge that the time, scope, geographic area and other provisions of this Section 5 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. The Executive acknowledges and agrees that the terms of this
Section 5: (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its Affiliates, (iii) impose no undue hardship on the Executive and (iv) are not injurious to the public. The

Executive further acknowledges and agrees that (x) the Executive's breach of the provisions of this Section 5 will cause the Company irreparable harm, which cannot be adequately compensated by money damages, and (y) if the Company elects to prevent the Executive from breaching such provisions by obtaining an injunction against the Executive, there is a reasonable probability of the Company's eventual success on the merits. The Executive consents and agrees that if the Executive commits any such breach or threatens to commit any breach, the Company shall be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. The parties hereto acknowledge and agree that the provisions of Section 7.9 below are accurate and necessary because (A) this Agreement is entered into in the District of Columbia, (B) as of the Closing, the District of Columbia will have a substantial relationship to the parties hereto and to the transactions contemplated by the Transaction Agreement, (C) the use of District of Columbia law provides certainty to the parties hereto in any covenant litigation in the United States, and (D) enforcement of the provisions of this Section 5 would not violate any fundamental public policy of the District of Columbia or any other jurisdiction. In the event that the agreements in this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

           6. NOTICES. Any notice or communication given by either party hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, to the following addresses:

           if to the Company:

           Intelsat, Ltd.
           North Tower, 2nd Floor
           90 Pitts Bay Road
           Pembroke HM 08, Bermuda
           Telecopy:   +441-292-8300
           Attention:  Chief Executive Officer

           and:

           Intelsat Global Service Corporation
           3400 International Drive, NW
           Washington, DC 20008-3006
           Telephone:  (202) 944-6873
           Telecopy:   (202) 944-7661
           Attention:  General Counsel and Executive Vice President for
                       Regulatory Affairs

If to the Parent:

           Zeus Holdings Limited
           Canon's Court, 22 Victoria Street
           Hamilton, HM EX Bermuda
           Telephone:  (441) 295-2244
           Telecopy:   (441) 292-8666
           Attention:  President c/o Peter Bubenzer
                       Judith Collins

           With a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019
           Telephone:  (212) 403-1000
           Telecopy:   (212) 403-2000
           Attention:  David M. Silk, Esq.
                       Mark Gordon, Esq.

           if to the Executive:

           The most recent address on file for the Executive at the Company.

           With a copy to:

           Doreen E. Lilienfeld, Esq.
           Shearman & Sterling LLP
           599 Lexington Avenue
           13th Floor
           New York, NY  10022
           212-848-7179 (facsimile)

           Any notice shall be deemed given when actually delivered to such party at the designated address, or five days after such notice has been mailed or sent by overnight courier or when sent by facsimile with printed confirmation, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

           7. MISCELLANEOUS.

           7.1 REPRESENTATION. No agreements or obligations exist to which the Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling all of the terms and conditions of this Agreement.

           7.2 ENTIRE AGREEMENT. This Agreement and the documents incorporated by reference herein, including, without limitation, the Prior Agreements, if any, specified on ATTACHMENT 1, contain the entire understanding of the parties in respect of their subject matter and supersede upon their effectiveness all other prior plans, arrangements, agreements and understandings, including, without limitation, the Prior Agreement between the parties with respect to such subject matter, and including any rights the Executive may have under the Company's annual incentive compensation plan for 2004.

           7.3 AMENDMENT; WAIVER. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

           7.4 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. The Company may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of the Executive. The Executive's rights or obligations under this Agreement may not be assigned by the Executive.

           7.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           7.6 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the District of Columbia applicable to contracts executed and to be wholly performed therein.

           7.7 FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

           7.8 SEVERABILITY. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

           7.9 DISPUTE RESOLUTION. Arbitration will be the method of resolving disputes under the Agreement, other than disputes arising under Section 5. All arbitrations arising out of this Agreement shall be conducted in Washington, D.C. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "ASSOCIATION") then in effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the Association equally.

           7.10 LEGAL FEES. The Company will promptly reimburse the Executive for all reasonable and documented legal fees and related expenses incurred in connection with the drafting, negotiation and execution of this Agreement and the other documents relating to the equity arrangements contemplated hereunder.

           7.11 INDEMNIFICATION. The Company will, to a degree no less favorable than would be applicable under its policies and contractual obligations to the Executive as of immediately prior to the Closing, indemnify and hold the Executive harmless from any and all liability arising from his good faith performance of services as an employee, officer, or director of the Company. In addition, the Executive will have the benefit of coverage under any D&O insurance policy that the Company may have in place to the same extent as similarly situated executives of the Company.

           7.12 WITHHOLDING TAXES. All payments hereunder shall be subject to any and all applicable federal, state, local and foreign withholding taxes and all other applicable withholding amounts. Without limiting the generality of the foregoing, all cash payments to the Executive for 2001 Plan Options, 2004 Plan Options and RS shall be subject to applicable withholding, and the delivery of Common Parent Shares upon vesting of New Parent Restricted Shares shall be conditioned upon the Executive's satisfaction of all applicable withholding requirements by direct payment to the Parent, withholding from cash payments otherwise due to the Executive, or a combination thereof.

           7.13 COUNTERPARTS. This Agreement may be executed in or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

           8. EXCISE TAX TREATMENT. If the amount of payment made under this Agreement or otherwise would trigger the 20% excise tax under the "golden parachute" limits of Section 4999 of the Code, then the amount of severance payments under Section 4.4(a)(iii) (or severance under Section 4.4(a) specifically paid in lieu of severance under Section 4.4(a)(iii)) will be automatically scaled back (but not below zero) if and to the extent that the payments do not exceed the "golden parachute" limits of Code Section 280G, as long as the net effect of the reduction is that, on an after-tax basis (taking into account federal, state and local income tax and the 20% excise tax and any interest and penalties imposed with respect thereto), the Executive is receiving more from the reduced severance payments than from the higher severance payments that would have been subject to the 20% excise tax. Notwithstanding the foregoing, however, if the net effect of the reduction in severance payments under Section 4.4(a)(iii) of this Agreement (or severance under Section 4.4(a) specifically paid in lieu of severance under Section 4.4(a)(iii)) is such that, on an after-tax basis, the Executive would not be receiving more from the reduced severance payments than from the higher amount of severance that would have been subject to the 20% excise tax under Code Section 4999, then, solely as a result of any 20% excise tax under Code Section 4999 that arises from the transactions contemplated by the Transaction Agreement, the Company shall pay to Executive the higher amount of severance payments payable under Section 4.4(a)(iii) of this Agreement, plus an additional "gross up" payment in an amount such that, after payment by the Executive of all taxes (including ,without limitation, any income taxes and interest and penalties imposed with respect thereto) and the 20% excise tax under Code Section 4999 on such severance payments and the gross up payment, the Executive retains an amount of the gross up payment equal to the excise tax imposed upon the severance payments. Any gross-up payment shall be paid by the Company to the Executive within a reasonable period of time after the amount of such gross-up payment has been calculated. All determinations and calculations required to be made under this Section 8 shall be made by a certified public accounting firm servicing the Company, and such determinations shall be final and binding upon the Company and the Executive.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   THE COMPANY


                                   By:
                                      ---------------------------------



                                   THE PARENT


                                   By:
                                      ---------------------------------



                                   THE EXECUTIVE


                                   ------------------------------------
                                   William Atkins

                                  ATTACHMENT 1

                                 WILLIAM ATKINS

-------------------------------------------------------------------------------
Position             Chief Financial Officer of Intelsat Ltd.
-------------------------------------------------------------------------------
Reporting Person     Chief Executive Officer of Intelsat Ltd.
-------------------------------------------------------------------------------
Outside Activities   Deputy Chairman of the Hampstead Theatre Trust

                     In addition, Mr. Atkins can serve on corporate boards
                     subject to the Company's prior written consent, which
                     shall not be unreasonably withheld.
-------------------------------------------------------------------------------
Annual Base Salary   $400,000
-------------------------------------------------------------------------------
Maximum Bonus        60%
Percentage
-------------------------------------------------------------------------------
Number of New        .81%
Parent Restricted
Shares
-------------------------------------------------------------------------------
Vacation Days        20 with a maximum accrual limit of 60 days
-------------------------------------------------------------------------------
Relocation Benefits  Relocation benefits to be agreed to following
and Perquisites      execution of this Agreement by the parties.

                     The Company shall reimburse the Executive for tax planning advice in the amount of up to $25,000 annually through March 2005. Thereafter during the Employment Period, the Company shall reimburse the Executive for such advice to the extent that similarly situated executives may receive such reimbursement.

                     The Company shall make the Executive whole for all taxes
                     imposed on his relocation payments and temporary
                     accommodations in connection with his relocation to
                     Washington, D.C. In addition, in the event that the
                     Executive's employment terminates for any reason in the
                     first two years of the Employment Period, the Company shall bear the cost of repatriating the Executive, his family and their household and personal effects, and shall gross up
                     the Executive for the tax consequences thereof.
-------------------------------------------------------------------------------
Multiple             2
-------------------------------------------------------------------------------
Prior Agreements     Employment Agreement, dated as of June 25, 2004,
                     with accompanying relocation letter of even date therewith

                     Intelsat Change of Control Severance Program, effective as of June

                     1, 2004 and the accompanying individual agreement.

-------------------------------------------------------------------------------
Special Good Reason  Notwithstanding anything in Section 4.5(b)(i)
Provision            of the Agreement to the contrary, for all
                     purposes of this Agreement, Section 4.5(b)(i) shall be deemed to read in its entirety:

                     "a material diminution of the Executive's title or a material diminution of the Executive's position or responsibilities that is inconsistent with the Executive's title (PROVIDED that (x) any change in the Executive's title, position or responsibilities that occurs as a result of a corporate transaction or (y) any change in the Executive's title, position or responsibilities pursuant to an internal reorganization, in each case, following which the Executive's level of position at the Company is not materially diminished shall not give rise to Good Reason under clause (i) or (ii) of this definition),"
-------------------------------------------------------------------------------

                                   SCHEDULE 1

                 OPTIONS AND RESTRICTED STOCK (WILLIAM ATKINS)

2001 PLAN OPTIONS

0 ($0.00)

2004 PLAN OPTIONS

242,308 ($1,393,271)

RESTRICTED STOCK

34,615 ($649,031)

 SCHEDULE 2
                            Transaction Related Bonus

     1. Subject to the terms and conditions of this Schedule 2, the Executive shall be eligible to receive a one-time bonus (the "Transaction Bonus") equal to the sum of (i) the Cash on Balance Sheet Bonus, (ii) the Headcount Bonus, (iii) the EBITDA Bonus, (iv) the Revenue Backlog Bonus, (v) the Orbit Act Bonus, and (vi) the Retiree Medical Bonus (all as defined below, with (i-iv) collectively referred to hereinafter as the "Financial Bonuses," and (i-vi) collectively referred to hereinafter as the "Bonus Components").

     2. The amount of each Financial Bonus shall be determined based on the following chart in accordance with the rules set forth below such chart. Downward adjustments to financial goals may be made by the Investors in their sole discretion, acting reasonably.

--------------------------------------------------------------------------------
FINANCIAL BONUS               METRIC
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH ON BALANCE SHEET BONUS1  Cash on balance sheet at December 31, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HEADCOUNT BONUS2              12/31/04 headcount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
EBITDA BONUS3                 August - December 2004 EBITDA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REVENUE BACKLOG BONUS4        2005 Revenue Backlog as of December 31, 2004
--------------------------------------------------------------------------------



-------------
1 Pro forma for IA-8 capital expenditures, acquisition of ComSat General, and repayment of the existing Term Loan due June 2005. Cash level contingent on payables being at an "ordinary course" level.

2 Number on the right is the total staff including temporary employees, T&M contractors and positions being advertised and the number on the left is the total staff excluding temporary employees, T&M contractors and positions being advertised.

3 Excludes Galaxy, WildBlue, ComSat General and non-recurring items.

4 Excludes Galaxy, WildBlue and ComSat General.

RULE 1: Subject to Rule 2, the amount of each Financial Bonus shall be determined as follows:



--------------------------------------------------------------------------------
If the level of achievement of the metric     The amount of such Financial Bonus
corresponding to such Financial Bonus         shall equal . . .
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
is less than the corresponding Tier I         zero
Threshold
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
equals or exceeds Tier I Threshold            100% of the Metric Target Bonus
but is less than the corresponding            corresponding to such Financial
Tier II Threshold                             Bonus
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
equals or exceeds the corresponding Tier      125% of the Metric Target Bonus
II Threshold but is less than the             Amount corresponding to such
corresponding Tier III Threshold              Financial Bonus
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
equals or exceeds the corresponding           150% of the Metric Target Bonus
Tier III Threshold but is less than the       Amount corresponding to such
corresponding Tier IV Threshold               Financial Bonus
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
equal or exceeds the corresponding            175% of the Metrick Target Bonus
Tier IV Threshold                             Amount corresponding to such
                                              Financial Bonus
--------------------------------------------------------------------------------

RULE 2: Notwithstanding Rule 1, in the event that the level of achievement of any of the metrics corresponding to any of the individual Financial Bonuses is less than the Minimum Threshold corresponding to such metric, no Financial Bonuses (notwithstanding whether any individual Financial Bonus performance resulted in an achievement of the corresponding metric equal to or in excess of the applicable Tier I Threshold) shall be paid.

3. The amount of the Orbit Act Bonus shall be determined as follows:

[     ]

4. The amount of the Retiree Medical Bonus shall be determined based on whether the following performance goals are achieved:

o     Goal #1:  [ ]

o     Goal #2:  [ ]

If both goals are achieved, the Retiree Medical Bonus shall equal 20% of annual bonus. If only Goal #1 is achieved, the Retiree Medical Bonus shall equal 4% of annual bonus. If only Goal #2 is achieved, the Retiree Medical Bonus shall equal 16% of annual bonus. If neither goal is achieved, the Retiree Medical Bonus shall equal zero.

5. The Transaction Bonus shall be payable, in one or more parts, with each portion to be paid as soon as practicable following the later to occur of (x) the Closing and (y) the final determination of the level of performance achievement necessary to determine the amount of that Bonus Component. Notwithstanding anything else contained herein, the Transaction Bonus shall be payable only if the Executive remains employed by Intelsat and its Affiliates through the Closing. Payment of the Transaction Bonus shall be subject to all applicable required tax withholding.

6. All determinations hereunder, including determinations of levels of performance achievement, shall be made in good faith by the Compensation Committee in its sole discretion.

                                                                       EXHIBIT A


                    FORM OF SEPARATION AGREEMENT AND RELEASE

           This Separation Agreement and Release of Claims ("Agreement") is made by and among William Atkins ("Employee"), an individual, Zeus Holdings Limited (the "Parent") and Intelsat, Ltd., a Delaware corporation ("Intelsat" or the "Company").

      WHEREAS, the Employee is a party to an Employment Agreement with the Parent and the Company, dated as of January 28, 2005 (the "Employment Agreement"); and

      WHEREAS, the Employee's employment with Intelsat will terminate as of ------------ and Intelsat desires to provide Employee with separation benefits as set forth in his Employment Agreement to assist Employee in the period of transition following Employee's termination;

      NOW THEREFORE, in consideration of the mutual promises and releases contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1) SEPARATION BENEFITS.

    a) SEPARATION DATE AND FINAL PAYCHECK. Employee's employment with Intelsat will terminate effective (the "Separation Date"). The Employee received normal compensation up to and including that date, including a lump sum payment for all earned but unused vacation less all required tax withholdings and other authorized deductions.

    b) SEVERANCE PAY. Following Employee's execution and non-revocation of this Agreement, and provided all Company property has been returned, Intelsat will pay to Employee severance pay in accordance with the terms of the Employment Agreement, less all required tax withholdings and other authorized deductions.

    c) CONTINUED COVERAGE UNDER GROUP HEALTH PLANS. Employee shall be entitled to elect to continue coverage under each of the Company's group health plans in which he was enrolled as of the date his coverage ceases in accordance with the terms of the Employment Agreement, consistent with the status and level of coverage that was in place as of such date, in accordance with the requirements of the Consolidate Omnibus Budget Reconciliation Act of 1985 and its relevant regulations ("COBRA"). Employee shall be solely responsible for paying the full amount of all premiums that are chargeable in connection with such coverage, subject to all requirements of COBRA.

    FOR THOSE ELIGIBLE ONLY:

    d) RETIREEE MEDICAL BENEFITS. Intelsat will apply the length of the Employee's severance period to determine eligibility to receive retiree medical benefits.

    e) Except as set forth in this Agreement or as required by federal, state or local law, Employee shall not be entitled to any additional benefits relating to Employee's separation of employment; provided, however, that this Agreement does not affect or impair Employee's rights to the benefits identified on Schedule 1 to this Agreement [LIST SPECIFIC ENTITLEMENTS].

2) RELEASE. Employee, on Employee's own part and on behalf of Employee's dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases, acquits, and discharges the Parent, Intelsat, and their respective parent, subsidiaries, affiliates, owners, trustees, directors, officers, agents, employees, stockholders, representatives, assigns, and successors (collectively referred to as "Intelsat Releasees") with respect to and from any and all claims, wages, agreements, contracts, covenants, actions, suits, causes of action, expenses, attorneys' fees, damages, and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee has at any time heretofore owned or held against said Intelsat Releasees, including, without limitation, those arising out of or in any way connected with Employee's employment relationship with Intelsat or Employee's separation from employment with Intelsat, except with respect to those benefits set forth in Paragraph 1 of this Agreement.

3) TIME TO CONSIDER AGREEMENT. Employee may take twenty-one (21) days from the date this Release is presented to Employee to consider whether to execute this Release, and may wish to consult with an attorney prior to execution of this Release. Employee, by signing this Agreement, specially acknowledges that he/she is waiving his/her right to pursue any claims under federal, state or local discrimination laws, including the Age Discrimination in Employment Act, 29 U.S.C. Section 626 ET SEQ., which have arisen prior to the execution of this Release. This release shall become final and irrevocable upon execution by the Employee, except that if Employee is age 40 or older, Employee may revoke the Release at any time during the seven
    (7) day period following Employee's execution of the Release, after which time it shall be final and irrevocable.

4) RESTRICTIVE COVENANTS INTACT. Employee hereby acknowledges the continuing validity and enforceability of the terms of the Employment Agreement (including without limitation the noncompetition covenant of Section 5.3 (the "NONCOMPETE")), the Conflict of Interest and Confidentiality Agreement, and/or any other confidentiality agreement or restrictive covenant that Employee signed during Employee's employment with Intelsat. Employee hereby affirms his/her understanding that Employee must remain in compliance with those terms following the Separation Date. In the event that it should be proven in a court of competent jurisdiction that Employee has materially violated any of the terms of the Noncompete or the Confidentiality Agreement and has failed to cure such breach following receipt of written notice of same and a reasonable opportunity to cure, Employee shall repay Intelsat, in addition to any other relief or damages to which Intelsat might be entitled, the Separation Benefits described in subparagraph 1(b).

5) CONFIDENTIALITY. Employee and Intelsat agree that the existence and terms of this Agreement are strictly confidential and that neither party shall disclose the existence or terms of this Agreement except as required by law or regulation. Employee further agrees that if Employee breaches this confidentiality provision, Employee shall repay Intelsat the Separation Benefits described in subparagraph 1(b).

6) NONDISPARAGEMENT. Employee hereby covenants and agrees that Employee will not at any time, directly or indirectly, orally, in writing or through any medium (including, but not limited to, the press or other media, computer networks or bulletin boards, or any other form of communication) disparage, defame, or otherwise damage or assail the reputation, integrity or professionalism of Intelsat or any of the Intelsat Releasees. Employee further agrees that if Employee breaches this nondisparagement provision, Employee shall repay Intelsat the Separation Benefits described in subparagraph 1(b).

7) REFERENCES. All inquiries to Intelsat concerning Employee's employment shall be directed to the [SENIOR VICE PRESIDENT OF HUMAN RESOURCES], who shall confirm dates of employment and level of compensation of the Employee during Employee's employment with Intelsat.

8) MISCELLANEOUS. This Agreement is governed by the laws of the District of Columbia. If any of the provisions of this Agreement are held to be illegal or unenforceable, the Agreement shall be revised only to the extent necessary to make such provision(s) legal and enforceable.

9) RETURN OF PROPERTY. Employee hereby represents to the Company that all property belonging to Intelsat has been returned, including, without limitation, all keys, access cards, passwords, access codes, and other information necessary to access any computer or electronic database; all books, files, documents, and electronic media; and all Company property of any kind that Employee has in his/her possession or control, or that Employee obtained from the Company.

10) ENTIRE AGREEMENT. Employee agrees that this Agreement contains and comprises the entire agreement and understanding between Employee, the Parent and the Company regarding Employee's termination of employment; that there are no additional promises between Employee and the Parent and/or the Company other than those contained in this Agreement or any continuing obligations as described in paragraphs 1(e) and 4; and that this Agreement shall not be changed or modified in any way except through a writing that is signed by both the Employee and the Company; provided, that the obligations of Employee under the Shareholders Agreement, dated as of January 27, 2005, by and among Zeus Holdings Limited, a Bermuda company and the Shareholders (as defined therein) remain in effect without amendment by this Agreement.

      The parties acknowledge that they have read the foregoing Agreement, understand its contents, and accept and agree to the provisions it contains voluntarily and knowingly, and with full understanding of its consequences.

                                     Intelsat Ltd.


                                    By:
-------------------------------        -------------------------------------
William Atkins:                        [NAME]
                                       [TITLE]

Date:                               Date:
     --------------------------          -----------------------------------

                                                                       EXHIBIT B



                          INTELSAT CONFLICT OF INTEREST
                          AND CONFIDENTIALITY AGREEMENT

In consideration of my employment or continuing employment by Intelsat and the compensation received from Intelsat by me from time to time and other good and valuable consideration, the sufficiency of which I hereby acknowledge, I, William Atkins (hereinafter referred to as "Employee"), agree as follows:

           (A) PRIOR UNDERSTANDING

1. Employee warrants as follows:

INITIAL AS APPROPRIATE:

      a. That he or she is ( )* / is not ( ) restricted by any contract with a previous employer or any other person or business from accepting employment with Intelsat,

      b. That he or she has ( )* / has not ( ) signed any confidentiality, non-disclosure, or non-competition agreement with a previous employer or any other person or business that would affect Employee's ability to perform his or her duties for Intelsat, and

      c. That he or she is ( )* / is not ( ) under any other obligations to a previous employer or any other person or business except as may exist under federal or common law.

   *PLEASE PROVIDE DETAILS AND COPIES OF SUCH CONTRACTS OR AGREEMENTS TO YOUR HUMAN RESOURCES REPRESENTATIVE PRIOR TO EMPLOYMENT.

2. Employee agrees that he or she will not disclose to Intelsat any trade secrets acquired during his or her employment or association with a previous employer or acquired during his or her employment or association with any other entity. Employee acknowledges that any disclosure to Intelsat in violation of this Paragraph may constitute cause for discharge from employment.

           (B) FULL EFFORTS WHILE EMPLOYED

Intelsat is entitled to Employee's full-time efforts during the course of employment. Employee may not use the facilities of, or identification with, Intelsat to carry on a private business or profession. Employee shall also not engage in a profit or non-profit activity outside employment with Intelsat if this activity:

      a. Is in competition with Intelsat or provides goods, services, or assistance to a competitor;

      b. Involves doing business with a supplier of goods or services to Intelsat or any Intelsat customer;

      c.   Interferes with the Employee's assigned duties at Intelsat.

Notwithstanding the foregoing, nothing herein shall per se prevent the Employee from performing his duties in connection with service as a non-executive director on the board of directors of another company pursuant to Section 1.2 of the Employee's Employment Agreement, dated as of January 28, 2005, by and among Zeus Holdings Limited, Intelsat, Ltd., and the Employee, so long as such duties do not interfere with the Employee's duties at Intelsat.

           (C) INVENTIONS AND DISCOVERIES

INVENTIONS AND DISCOVERIES

Except as may be provided otherwise in prior written agreements between the Employee and Intelsat, Employee will disclose and assign to Intelsat all designs, improvements, inventions, and discoveries relating to the business of Intelsat that have originated or will originate in connection with work done for Intelsat, that are made, first reduced to practice, discussed, or conceived by Employee or by Employee jointly with others during any previous or future period of employment with Intelsat. The foregoing obligation to disclose and assign to Intelsat the designs, improvements, inventions, and discoveries of Employee shall apply whether or not they are first reduced to practice, devised, or conceived during regular working hours, or on Intelsat's premises, and/or at the expense of Intelsat. All such designs, improvements, inventions, and discoveries shall remain Intelsat's property whether or not so disclosed or assigned and Employee will cooperate fully with Intelsat during and after Employee's employment in accomplishing the intent of this provision. Per written agreement by and between Intelsat and Employee, Intelsat, at its option, may elect to share royalties accruing to Intelsat resulting from Employee's efforts as described herein. As to all such designs, improvements, inventions, mask works, and discoveries, Employee will assist Intelsat in every proper way (but at Intelsat's expense) to obtain and from time to time enforce patents, copyrights, trademarks, trade secrets, and other proprietary rights and protections related to said designs, improvements, inventions, mask works, and discoveries in all countries, and to that end will execute all documents for use in applying for and obtaining such patents, copyrights, trademarks, trade secrets, and other proprietary rights and protections on and enforcing such designs, improvements, inventions, and discoveries, as Intelsat may desire together with any assignments thereof to Intelsat by persons designated by it.

AGREEMENTS PRESENTLY IN EFFECT

Exhibit 1 is a list and summary of all agreements presently in effect between Employee and others (excepting prior agreements between Employee and Intelsat) relating to any prior employment or right, title, or interest in or to his or her part of future inventions, improvements, discoveries, and new ideas, or to patent applications or patents relating thereto; and he or she warrants that
Exhibit 1 is a complete list of such agreements. A copy of each agreement so listed is attached hereto; and if no such list or no such copies are attached, Employee warrants that no such agreements are now in effect.

PATENTS, APPLICATIONS, INVENTIONS

Exhibit 2 is a list and summary of all patents issued on inventions made by Employee before entering Intelsat's employ, all pending applications filed on such inventions, and all such inventions for which no patents have been obtained or applications therefore filed, and he or she warrants that Exhibit 2 is a complete list of such patents, applications, and inventions. All such patents, applications, and inventions so listed are excluded from the operation of this Agreement; and if no such list is attached, Employee warrants that no such patents, applications, or inventions exist.

NON-APPLICABILITY

Paragraph C of this Agreement does not apply to an invention which:

     1. Was developed entirely on the Employee's own time without using Intelsat's equipment, supplies, facilities, or trade secret information; and

     2. Does not relate at the time of conception or reduction to practice of the invention to Intelsat's business, or actual or demonstrably anticipated research or development of Intelsat; and

     3. Does not result from any work performed by the employee for Intelsat (California Labor Code, Art. 3.5, Paragraph 2870).

          (D) CONFIDENTIAL INFORMATION

Employee understands that, in the course of his or her employment with Intelsat, he or she will be given access to Confidential Information and trade secrets including, but not limit to, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flowcharts, research, development, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, business plans, merger or acquisition investigations, customer names and other information relating to customers, price lists, pricing policies, and financial information. Confidential Information also includes any information described above which Intelsat obtains from another party and which Intelsat treats as proprietary or designates as Confidential Information, whether or not owned or developed by Intelsat. Employee agrees that during his or her employment by Intelsat and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose, or transfer any Confidential Information to any person or entity, or utilize any Confidential Information for any purpose, except in the course of Employee's work for Intelsat. Employee agrees to turn over all copies of Confidential Information in his or her control to Intelsat upon request or upon termination of his or her employment with Intelsat.

          (E) NON-SOLICITATION OF EMPLOYEES

Employee agrees that during his or her employment with Intelsat and for one (1) year thereafter, he or she will not, either directly or indirectly, hire Intelsat employees or former employees (which shall for this purpose include any individual employed by Intelstat at any point during the year preceding such hiring), induce, persuade, solicit or attempt to induce, persuade, or solicit any of Intelsat's employees to leave Intelsat's employ, nor will he or she help others to do so. This means, among other things, that if Employee's employment with Intelsat terminates (whether voluntarily or involuntarily), he or she shall refrain for one (1) year from giving any person or entity the names of his or her former, fellow employees or any information about them, as well as refrain from in any way helping any person or entity hire any of his or her former, fellow employees away from Intelsat. This shall not be construed to prohibit general solicitations of employment through the placing of advertisements.

           (F) REASONABLENESS OF RESTRICTIONS AND AT-WILL EMPLOYMENT

Employee acknowledges and agrees that the restrictive covenants contained in this Agreement (1) are necessary for the protection of the Company's business;
(2) will not unduly restrict Employee's ability to earn a livelihood after termination of employment; (3) are reasonable in time, territory, and scope; and
(4) do not provide for any guaranteed term of employment and that employment remains at-will, except as may otherwise be provided in the Employment Agreement between the Employee, Intelsat, and Zeus Holdings Limited, dated January 28, 2005.

           (G) ASSIGNABILITY

This Agreement may be assigned by the Company in the event of a merger or consolidation of the Company or in connection with the sale of all or substantially all of the Company's business.

           (H) REFORMATION AND BLUE PENCILING

The covenants of this Agreement shall be severable, and if any of them is held invalid because of its duration, scope of area or activity, or any other reason, Employee agrees that such covenant shall be adjusted or modified by the court to the extent necessary to cure that invalidity, and the modified covenant shall thereafter be enforceable as if originally made in this Agreement.

           (I) MODIFICATION

This Agreement may be modified only by a written document signed by the General Counsel of Intelsat.

           (J) BREACH OF AGREEMENT

Employee agrees that, if he or she should ever breach any of the provisions of the Agreement, he or she shall be personally liable to Intelsat for any direct and indirect damages suffered by Intelsat, including, but not limited to, reasonable attorneys' fees and expenses incurred in connection with actions undertaken by Intelsat to enforce this Agreement or to seek redress of any breach of this Agreement. Employee further agrees that an impending or existing violation of any of the provisions of this Agreement would cause Intelsat irreparable injury for which it would have no adequate remedy at law, and agrees that Intelsat shall be entitled to obtain injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it at law or in equity, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. .

           (K) ENFORCEMENT OF PROVISIONS

This Agreement (1) constitutes my entire agreement with Intelsat with respect to the subject matter hereof, (2) shall be binding on my heirs, executors, administrators, and legal representatives, and (3) shall inure to the benefit of Intelsat's successors and assignees.

           (L) GOVERNING LAW

This Agreement shall be governed, construed, and enforced in accordance with the laws of the District of Columbia.

IN WITNESS HEREOF, Employee has caused this Agreement to be duly executed.

                                                Date: -------------------------

                                           Signature: -------------------------

                             Employee Name (Printed): -------------------------

                              Social Security Number: -------------------------

                                     Mailing Address: -------------------------

                                                      -------------------------

                                                      -------------------------

                                    EXHIBIT 1
                         AGREEMENTS PRESENTLY IN EFFECT

           Attached hereto is a list and summary of all agreements presently in effect between the Employee and others (excepting prior agreements between the Employee and Intelsat) relating to any prior employment or to any right, title, or interest in or to his or her part or future inventions, improvements, discoveries, and new ideas, or to patent applications or patents relating thereto; and he or she warrants that this is a complete list of such agreements. A copy of each agreement so listed is also attached hereto; and if no such list or no such copies are attached, the Employee warrants that no such agreements are in effect.

                                    EXHIBIT 2
                        PATENTS, APPLICATIONS, INVENTIONS

Attached hereto is a list and summary of all patents issued or inventions made by the Employee before entering the Employee's employ, all pending applications filed on such inventions, and all such inventions for which no patents have been obtained or applications therefore filed and he or she warrants that this is a complete list of such patents, applications, and inventions. All such patents, applications, and inventions so listed are excluded from the operations of this Agreement, and if no such list is attached, the Employee warrants that no such patents, applications, or inventions exist.

                                    EXHIBIT 3

New Skies

PanAmSat

Eutelsat

SES Global